ACE Securities Corp. Home Equity Loan Trust, Series 2006-FM2

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$873,675,000 (Approximate)
Home Equity Loan Trust Series 2006-FM2

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2006-FM2 (Issuing Entity)

October 18, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/-10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS Dated October 18, 2006
ACE Securities Corp.
Home Equity Loan Trust, Series 2006-FM2
$873,675,000 (Approximate)

All dollar amounts and percentages herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Payment Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
A-1	$337,235,000	Float	2.21	1 - 80	0	ACT/360	August 2036	AAA/Aaa
A-2A	206,050,000	Float	1.00	1 - 21	0	ACT/360	August 2036	AAA/Aaa
A-2B	66,745,000	Float	2.00	21 - 29	0	ACT/360	August 2036	AAA/Aaa
A-2C	50,402,000	Float	3.00	29 - 55	0	ACT/360	August 2036	AAA/Aaa
A-2D	57,263,000	Float	6.07	55 - 80	0	ACT/360	August 2036	AAA/Aaa
M-1	41,475,000	Float	3.70	41 - 48	0	ACT/360	August 2036	AA+/Aa1
M-2	32,909,000	Float	5.07	48 - 80	0	ACT/360	August 2036	AA/Aa2
M-3	16,680,000	Float	6.65	80 - 80	0	ACT/360	August 2036	AA-/Aa3
M-4	13,975,000	Float	4.58	40 - 80	0	ACT/360	August 2036	A+/A1
M-5	13,524,000	Float	4.56	39 - 80	0	ACT/360	August 2036	A/A2
M-6	9,016,000	Float	4.54	39 - 80	0	ACT/360	August 2036	A-/A3
M-7	9,918,000	Float	4.53	38 - 80	0	ACT/360	August 2036	BBB+/Baa1
M-8	6,762,000	Float	4.51	38 - 80	0	ACT/360	August 2036	BBB/Baa2
M-9	11,721,000	Float	4.51	38 - 80	0	ACT/360	August 2036	BBB-/Baa3
Total Offered	$873,675,000

Non-Offered Certificates
M-10	$12,172,000	Float	*Not Offered Hereby*

Total Certificates	$885,847,000

Pricing Speed

Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months and remaining constant at 23% CPR thereafter )

Adjustable-Rate Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview

Certificates:
The Class A-1 Certificates (the “Class A-1 Certificates”) and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Mezzanine Certificates”). The Class A Certificates and the Mezzanine Certificates other than the Class M-10 Certificates are sometimes referred to herein collectively as the “Offered Certificates.” The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (“Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (“Group II Mortgage Loans”). The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The pass-through rates on the Class A Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 4,147 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $901,626,555 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 2,408 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $423,662,272 and the Group II Mortgage Loans will represent approximately 1,739 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $477,964,284.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Originator:	Fremont Investment & Loan

Master Servicer:	Wells Fargo Bank, National Association

Servicer:	Countrywide Home Loans Servicing LP

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, National Association

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as “The Murrayhill Company”)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cap Provider:	TBD

Cut-off Date:	October 1, 2006

Expected Pricing:	Week of October 16, 2006

Expected Closing Date:	On or about October 30, 2006

Record Date:
For so long as the Class A Certificates and Class M Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Transaction Overview (Cont.)

Distribution Date:	The 25th day of each month (or the next business day if such day is not a business day) commencing in November 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is the 18th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Servicer Remittance Date:
With respect to any Distribution Date, the 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date shall be the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month of the Distribution Date.

Interest Accrual Period:
Interest will initially accrue on all Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For any class of Offered Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5175% per annum for the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans received during the portion of the Prepayment Period occurring in the month prior to the month in which the related Distribution Date occurs, up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Transaction Overview (Cont.)

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans) as of the related determination date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest;
2) Overcollateralization (“OC”); and
3) Subordination.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider and available for this purpose, if any, second, to the Class CE Certificates, third, to the Class M-10 Certificates, fourth, to the Class M-9 Certificates, fifth, to the Class M-8 Certificates, sixth, to the Class M-7 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-5 Certificates, ninth, to the Class M-4 Certificates, tenth, to the Class M-3 Certificates, eleventh, to the Class M-2 Certificates, and twelfth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available for such distribution and any Net Swap Payments paid by the Swap Provider and available for this purpose.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate Certificate Principal Balance of the certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the certificates. The Required Overcollateralization Amount for the certificates, which will be established at issuance and which is equal to the Overcollateralization Amount as of the Closing Date, is anticipated to be approximately 1.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 3.50% of the aggregate principal balance of the Mortgage Loans as of the end of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, to the extent available will be paid to the certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Transaction Overview (Cont.)

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the Distribution Date immediately following the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in November 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 40.80%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	Class	(S / M)	Initial CE %	CE % On/After Step Down Date
	A	AAA/Aaa	20.40%	40.80%
	M-1	AA+/Aa1	15.80%	31.60%
	M-2	AA/Aa2	12.15%	24.30%
	M-3	AA-/Aa3	10.30%	20.60%
	M-4	A+/A1	8.75%	17.50%
	M-5	A/A2	7.25%	14.50%
	M-6	A-/A3	6.25%	12.50%
	M-7	BBB+/Baa1	5.15%	10.30%
	M-8	BBB/Baa2	4.40%	8.80%
	M-9	BBB-/Baa3	3.10%	6.20%
	M-10	BB+/Ba1	1.75%	3.50%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (not caused by the occurrence of a Swap Provider trigger event) (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date.

Transaction Overview (Cont.)

Net WAC Pass-Through Rate:
Class A-1 Certificates and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group during the related Due Period minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager and with respect to the related Mortgage Loans for such Distribution Date, the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider which was not caused by the occurrence of a Swap Provider trigger event, in each case for such Distribution Date, and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period which were distributed on the immediately preceding Distribution Date.

Mezzanine Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the aggregate Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
On any Distribution Date the “Net WAC Rate Carryover Amount” for any class of certificates will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount with respect to a class of certificates will be distributed from cap payments, if any, paid by the cap provider pursuant to the related Cap Agreement (described below), Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds, and from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Interest Carry Forward Amount:
For any Distribution Date, will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related pass-through rate for the most recently ended Interest Accrual Period.

Transaction Overview (Cont.)

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider identified in the final prospectus supplement. Beginning with the Distribution Date in May 2007 the Swap Agreement will have an initial notional amount of $771,169,000. Beginning with the Distribution Date in May 2007, the Trust (through a supplemental interest trust) will be obligated to pay to the Swap Provider an amount equal to the product of (i) [5.12]%, (ii) the Swap Notional Amount (as defined below) and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Class A Certificates and Class M Certificates, an amount equal to the product of (i) one-month LIBOR, (ii) the Swap Notional Amount and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360, until the Swap Agreement is terminated. The “Swap Notional Amount” for each Distribution Date will be equal to the scheduled swap notional amount set forth in the Swap Agreement for such Distribution Date. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

Group I Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group I Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in November 2006 and ending on the Distribution Date immediately following the Distribution Date occurring in April 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1 Certificates and the Mezzanine Certificates as described herein. The Group I Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group I Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-1 Certificates, the Mezzanine Certificates and the Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360.

Transaction Overview (Cont.)

Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in November 2006 and ending on the Distribution Date immediately following the Distribution Date occurring in April 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates and the Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates, the Mezzanine Certificates and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period, and the denominator of which is 360.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period.

Transaction Overview (Cont.)

Class A Principal Distribution Amount:
Until the Stepdown Date, the Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest required to maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 40.80% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 and Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
Unless the Class A Certificates are reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid to the Mezzanine Certificates, first to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, until the Class M-1, Class M-2 and Class M-3 Certificates together reach approximately a 20.60% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), second to the Class M-4 Certificates until it reaches approximately a 17.50% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), third to the Class M-5 Certificates until it reaches approximately a 14.50% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), fourth to the Class M-6 Certificates until it reaches approximately a 12.50% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), fifth to the Class M-7 Certificates until it reaches approximately a 10.30% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), sixth to the Class M-8 Certificates until it reaches approximately a 8.80% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), seventh to the Class M-9 Certificates until it reaches approximately a 6.20% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), and eighth to the Class M-10 Certificates until it reaches approximately a 3.50% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage).

Transaction Overview (Cont.)

Class M Principal Distribution Amount (continued):
If a Trigger Event is in effect, principal payments will be paid first to the Class A Certificates in the manner and order of priority described under "Class A Principal Distribution Amount", in each case until the Certificate Principal Balance of each such class has been reduced to zero and, then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

	Class	After Optional Termination
	A	2 x Margin
	M	The lesser of 1.5 x Margin and Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 38.70% of the Credit Enhancement Percentage.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date Occurring in	Percentage
	November 2008 to October 2009	1.45%, plus 1/12th of 1.80% for each month thereafter
	November 2009 to October 2010	3.25%, plus 1/12th of 1.85% for each month thereafter
	November 2010 to October 2011	5.10%, plus 1/12th of 1.45% for each month thereafter
	November 2011 to October 2012	6.55%, plus 1/12th of 0.80% for each month thereafter
	November 2012 and thereafter	7.35%

Transaction Overview (Cont.)

Payment Priority:
On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.    To the Supplemental Interest Trust to pay any Net Swap Payment or any Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.    To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, and then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis in order of priority.
3.    To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
4.    To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.    From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.
6.    From remaining Net Monthly Excess Cashflow, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis in order of priority.
7.    From remaining Net Monthly Excess Cashflow, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis in order of priority.
8.    From remaining Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.
9.    From remaining Net Monthly Excess Cashflow, if any, to pay any Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.
10.  To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

Transaction Overview (Cont.)

Payment Priority cont’d:
Any Net Swap Payments payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be paid as follows:

1.    To pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially in order of priority.
2.    To pay any principal to the Class A Certificates and the Mezzanine Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount but not to exceed the cumulative realized losses on the Mortgage Loans.
3.    To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.
4.    To pay the Net WAC Rate Carryover Amount on the Class A Certificates and Mezzanine Certificates remaining unpaid in the same order of priority as described above.
5.    To pay any Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
6.    To pay any remaining amount to the Class CE Certificates.

Any Net Swap Payments payable to the Swap Provider by the Securities Administrator on behalf of the Supplemental Interest Trust will be paid as follows:

1. To make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and
2. To make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator).

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
11/25/2006	-	7/25/2009	159,568,000
12/25/2006	-	8/25/2009	152,479,000
1/25/2007	-	9/25/2009	145,711,000
2/25/2007	-	10/25/2009	139,249,000
3/25/2007	-	11/25/2009	133,079,000
4/25/2007	-	12/25/2009	127,188,000
5/25/2007	771,169,000	1/25/2010	121,562,000
6/25/2007	742,148,000	2/25/2010	116,190,000
7/25/2007	711,457,000	3/25/2010	111,060,000
8/25/2007	681,990,000	4/25/2010	106,161,000
9/25/2007	653,747,000	5/25/2010	101,482,000
10/25/2007	626,677,000	6/25/2010	97,014,000
11/25/2007	600,732,000	7/25/2010	92,746,000
12/25/2007	575,864,000	8/25/2010	88,669,000
1/25/2008	552,028,000	9/25/2010	84,775,000
2/25/2008	529,182,000	10/25/2010	81,056,000
3/25/2008	507,285,000	11/25/2010	77,503,000
4/25/2008	486,292,000	12/25/2010	74,109,000
5/25/2008	466,138,000	1/25/2011	70,867,000
6/25/2008	446,103,000	2/25/2011	67,769,000
7/25/2008	380,229,000	3/25/2011	64,810,000
8/25/2008	324,953,000	4/25/2011	61,982,000
9/25/2008	278,959,000	5/25/2011	59,280,000
10/25/2008	240,941,000	6/25/2011	56,699,000
11/25/2008	229,862,000	7/25/2011	54,232,000
12/25/2008	219,579,000	8/25/2011	51,872,000
1/25/2009	209,763,000	9/25/2011	49,616,000
2/25/2009	200,396,000	10/25/2011	47,461,000
3/25/2009	191,455,000	11/25/2011	-
4/25/2009	182,919,000
5/25/2009	174,772,000
6/25/2009	166,994,000

Group I and Group II Cap Schedule

Group I			Group II
Distribution Date	Notional Schedule ($)	Cap Strike	Distribution Date	Notional Schedule ($)	Cap Strike
11/25/2006	423,662,000	7.50%	11/25/2006	477,964,000	7.50%
12/25/2006	418,738,000	7.50%	12/25/2006	472,423,000	7.50%
1/25/2007	413,092,000	7.50%	1/25/2007	466,065,000	7.50%
2/25/2007	406,735,000	7.50%	2/25/2007	458,902,000	7.50%
3/25/2007	399,686,000	7.50%	3/25/2007	450,956,000	7.50%
4/25/2007	391,966,000	7.50%	4/25/2007	442,250,000	7.50%
5/25/2007	-	7.50%	5/25/2007	-	7.50%

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life (yrs)	22.14	4.28	2.21	1.53	1.17
	First Payment Date	Nov-06	Nov-06	Nov-06	Nov-06	Nov-06
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Apr-09

A-2A	Avg Life (yrs)	17.73	1.59	1.00	0.83	0.67
	First Payment Date	Nov-06	Nov-06	Nov-06	Nov-06	Nov-06
	Last Payment Date	Dec-31	Dec-09	Jul-08	Jun-08	Jan-08

A-2B	Avg Life (yrs)	26.60	4.11	2.00	1.73	1.48
	First Payment Date	Dec-31	Dec-09	Jul-08	Jun-08	Jan-08
	Last Payment Date	Feb-35	Apr-12	Mar-09	Aug-08	Jun-08

A-2C	Avg Life (yrs)	29.25	7.05	3.00	2.03	1.74
	First Payment Date	Feb-35	Apr-12	Mar-09	Aug-08	Jun-08
	Last Payment Date	Jun-36	Oct-15	May-11	Feb-09	Aug-08

A-2D	Avg Life (yrs)	29.65	11.75	6.07	3.33	2.06
	First Payment Date	Jun-36	Oct-15	May-11	Feb-09	Aug-08
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Mar-09

M-1	Avg Life (yrs)	27.94	5.46	3.70	4.23	3.37
	First Payment Date	Feb-33	Sep-10	Mar-10	Aug-10	Apr-09
	Last Payment Date	Apr-36	Feb-14	Oct-10	Jul-11	Jun-10

M-2	Avg Life (yrs)	29.64	9.81	5.07	4.95	3.65
	First Payment Date	Apr-36	Feb-14	Oct-10	Jul-11	Jun-10
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Jun-10

M-3	Avg Life (yrs)	29.65	12.82	6.65	4.99	3.65
	First Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Jun-10
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Jun-10

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life (yrs)	28.87	8.38	4.58	4.05	3.38
	First Payment Date	Feb-33	Sep-10	Feb-10	Jun-10	Jan-10
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Jun-10

M-5	Avg Life (yrs)	28.87	8.38	4.56	3.96	3.25
	First Payment Date	Feb-33	Sep-10	Jan-10	Apr-10	Nov-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Jun-10

M-6	Avg Life (yrs)	28.87	8.38	4.54	3.90	3.16
	First Payment Date	Feb-33	Sep-10	Jan-10	Mar-10	Oct-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Jun-10

M-7	Avg Life (yrs)	28.87	8.38	4.53	3.85	3.09
	First Payment Date	Feb-33	Sep-10	Dec-09	Feb-10	Aug-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Jun-10

M-8	Avg Life (yrs)	28.87	8.38	4.51	3.82	3.03
	First Payment Date	Jan-33	Sep-10	Dec-09	Feb-10	Aug-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Jun-10

M-9	Avg Life (yrs)	28.87	8.38	4.51	3.77	2.99
	First Payment Date	Jan-33	Sep-10	Dec-09	Jan-10	Jul-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Jun-10

M-10	Avg Life (yrs)	28.87	8.27	4.42	3.68	2.90
	First Payment Date	Jan-33	Sep-10	Nov-09	Dec-09	Jun-09
	Last Payment Date	Jun-36	Aug-19	Jun-13	Oct-11	Jun-10

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life (yrs)	22.14	4.63	2.42	1.68	1.17
	First Payment Date	Nov-06	Nov-06	Nov-06	Nov-06	Nov-06
	Last Payment Date	Jun-36	May-33	Jun-22	Nov-18	Apr-09

A-2A	Avg Life (yrs)	17.73	1.59	1.00	0.83	0.67
	First Payment Date	Nov-06	Nov-06	Nov-06	Nov-06	Nov-06
	Last Payment Date	Dec-31	Dec-09	Jul-08	Jun-08	Jan-08

A-2B	Avg Life (yrs)	26.60	4.11	2.00	1.73	1.48
	First Payment Date	Dec-31	Dec-09	Jul-08	Jun-08	Jan-08
	Last Payment Date	Feb-35	Apr-12	Mar-09	Aug-08	Jun-08

A-2C	Avg Life (yrs)	29.25	7.05	3.00	2.03	1.74
	First Payment Date	Feb-35	Apr-12	Mar-09	Aug-08	Jun-08
	Last Payment Date	Jun-36	Oct-15	May-11	Feb-09	Aug-08

A-2D	Avg Life (yrs)	29.65	14.10	7.44	4.27	2.06
	First Payment Date	Jun-36	Oct-15	May-11	Feb-09	Aug-08
	Last Payment Date	Jun-36	Jun-33	May-22	Oct-18	Mar-09

M-1	Avg Life (yrs)	27.94	5.46	3.70	4.23	3.52
	First Payment Date	Feb-33	Sep-10	Mar-10	Aug-10	Apr-09
	Last Payment Date	Apr-36	Feb-14	Oct-10	Jul-11	Jan-11

M-2	Avg Life (yrs)	29.64	9.82	5.07	5.27	5.03
	First Payment Date	Apr-36	Feb-14	Oct-10	Jul-11	Jan-11
	Last Payment Date	Jun-36	Feb-20	Sep-13	Sep-12	Dec-12

M-3	Avg Life (yrs)	29.65	17.53	9.37	7.25	7.15
	First Payment Date	Jun-36	Feb-20	Sep-13	Sep-12	Dec-12
	Last Payment Date	Jun-36	Feb-30	Oct-19	Sep-16	Sep-15

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life (yrs)	28.87	9.16	5.03	4.40	3.63
	First Payment Date	Feb-33	Sep-10	Feb-10	Jun-10	Jan-10
	Last Payment Date	Jun-36	Dec-26	Sep-17	Feb-15	Nov-12

M-5	Avg Life (yrs)	28.87	9.11	4.97	4.28	3.48
	First Payment Date	Feb-33	Sep-10	Jan-10	Apr-10	Nov-09
	Last Payment Date	Jun-36	Mar-26	Mar-17	Sep-14	Aug-12

M-6	Avg Life (yrs)	28.87	9.05	4.92	4.19	3.37
	First Payment Date	Feb-33	Sep-10	Jan-10	Mar-10	Oct-09
	Last Payment Date	Jun-36	Mar-25	Aug-16	Apr-14	Apr-12

M-7	Avg Life (yrs)	28.87	8.98	4.87	4.11	3.28
	First Payment Date	Feb-33	Sep-10	Dec-09	Feb-10	Aug-09
	Last Payment Date	Jun-36	Jun-24	Mar-16	Dec-13	Jan-12

M-8	Avg Life (yrs)	28.87	8.89	4.79	4.04	3.19
	First Payment Date	Jan-33	Sep-10	Dec-09	Feb-10	Aug-09
	Last Payment Date	Jun-36	Jun-23	Aug-15	Jun-13	Sep-11

M-9	Avg Life (yrs)	28.87	8.74	4.71	3.93	3.10
	First Payment Date	Jan-33	Sep-10	Dec-09	Jan-10	Jul-09
	Last Payment Date	Jun-36	Sep-22	Mar-15	Feb-13	May-11

M-10	Avg Life (yrs)	28.87	8.32	4.45	3.71	2.91
	First Payment Date	Jan-33	Sep-10	Nov-09	Dec-09	Jun-09
	Last Payment Date	Jun-36	Oct-20	Feb-14	Apr-12	Oct-10

Class A-1 Net WAC Schedule*			Class A-1 Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	11/25/2006	21.776	46	8/25/2010	17.647
2	12/25/2006	20.539	47	9/25/2010	17.547
3	1/25/2007	20.280	48	10/25/2010	17.793
4	2/25/2007	20.280	49	11/25/2010	17.352
5	3/25/2007	21.114	50	12/25/2010	17.603
6	4/25/2007	20.280	51	1/25/2011	17.166
7	5/25/2007	22.095	52	2/25/2011	17.074
8	6/25/2007	21.785	53	3/25/2011	18.102
9	7/25/2007	21.665	54	4/25/2011	16.895
10	8/25/2007	21.333	55	5/25/2011	17.158
11	9/25/2007	21.112	56	6/25/2011	16.725
12	10/25/2007	21.011	57	7/25/2011	16.994
13	11/25/2007	20.682	58	8/25/2011	16.561
14	12/25/2007	20.592	59	9/25/2011	16.479
15	1/25/2008	20.266	60	10/25/2011	16.751
16	2/25/2008	20.063	61	11/25/2011	12.002
17	3/25/2008	20.126	62	12/25/2011	12.395
18	4/25/2008	19.668	63	1/25/2012	11.989
19	5/25/2008	19.606	64	2/25/2012	11.980
20	6/25/2008	19.280	65	3/25/2012	12.798
21	7/25/2008	20.599	66	4/25/2012	11.964
22	8/25/2008	19.469	67	5/25/2012	12.355
23	9/25/2008	18.651	68	6/25/2012	11.949
24	10/25/2008	18.179	69	7/25/2012	12.340
25	11/25/2008	17.790	70	8/25/2012	11.934
26	12/25/2008	17.897	71	9/25/2012	11.925
27	1/25/2009	18.605	72	10/25/2012	12.314
28	2/25/2009	18.476	73	11/25/2012	11.909
29	3/25/2009	19.252	74	12/25/2012	12.298
30	4/25/2009	18.209	75	1/25/2013	11.893
31	5/25/2009	18.365	76	2/25/2013	11.884
32	6/25/2009	17.958	77	3/25/2013	13.148
33	7/25/2009	19.259	78	4/25/2013	11.867
34	8/25/2009	18.825	79	5/25/2013	12.254
35	9/25/2009	18.702	80	6/25/2013	11.850
36	10/25/2009	18.910	81	7/25/2013	12.236
37	11/25/2009	18.463
38	12/25/2009	18.679
39	1/25/2010	18.375
40	2/25/2010	18.267
41	3/25/2010	19.244				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	4/25/2010	18.047				*1 Month LIBOR: 20%
43	5/25/2010	18.280				*6 Month Libor: 20%
44	6/25/2010	17.836				*Includes Net Swap Payments received from the Swap Provider
45	7/25/2010	18.087				*Includes Cap Payments received from the Cap Provider

Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*			Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	11/25/2006	21.626	46	8/25/2010	17.742
2	12/25/2006	20.409	47	9/25/2010	17.644
3	1/25/2007	20.154	48	10/25/2010	17.895
4	2/25/2007	20.155	49	11/25/2010	17.453
5	3/25/2007	20.975	50	12/25/2010	17.709
6	4/25/2007	20.156	51	1/25/2011	17.268
7	5/25/2007	21.967	52	2/25/2011	17.178
8	6/25/2007	21.662	53	3/25/2011	18.219
9	7/25/2007	21.539	54	4/25/2011	17.003
10	8/25/2007	21.211	55	5/25/2011	17.270
11	9/25/2007	20.992	56	6/25/2011	16.833
12	10/25/2007	20.887	57	7/25/2011	17.105
13	11/25/2007	20.563	58	8/25/2011	16.671
14	12/25/2007	20.470	59	9/25/2011	16.591
15	1/25/2008	20.148	60	10/25/2011	16.869
16	2/25/2008	19.946	61	11/25/2011	12.118
17	3/25/2008	20.002	62	12/25/2011	12.515
18	4/25/2008	19.552	63	1/25/2012	12.105
19	5/25/2008	19.487	64	2/25/2012	12.100
20	6/25/2008	19.201	65	3/25/2012	12.927
21	7/25/2008	20.562	66	4/25/2012	12.087
22	8/25/2008	19.451	67	5/25/2012	12.483
23	9/25/2008	18.644	68	6/25/2012	12.074
24	10/25/2008	18.184	69	7/25/2012	12.470
25	11/25/2008	17.796	70	8/25/2012	12.062
26	12/25/2008	17.926	71	9/25/2012	12.056
27	1/25/2009	18.648	72	10/25/2012	12.451
28	2/25/2009	18.523	73	11/25/2012	12.043
29	3/25/2009	19.307	74	12/25/2012	12.437
30	4/25/2009	18.260	75	1/25/2013	12.030
31	5/25/2009	18.419	76	2/25/2013	12.023
32	6/25/2009	18.030	77	3/25/2013	13.304
33	7/25/2009	19.349	78	4/25/2013	12.010
34	8/25/2009	18.913	79	5/25/2013	12.403
35	9/25/2009	18.792	80	6/25/2013	11.996
36	10/25/2009	19.005	81	7/25/2013	12.389
37	11/25/2009	18.556
38	12/25/2009	18.783
39	1/25/2010	18.463
40	2/25/2010	18.355
41	3/25/2010	19.343				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	4/25/2010	18.139				*1 Month LIBOR: 20%
43	5/25/2010	18.377				*6 Month Libor: 20%
44	6/25/2010	17.930				*Includes Net Swap Payments received from the Swap Provider
45	7/25/2010	18.185				*Includes Cap Payments received from the Cap Provider

Class M Net WAC Schedule*			Class M Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	11/25/2006	21.696	46	8/25/2010	17.697
2	12/25/2006	20.470	47	9/25/2010	17.598
3	1/25/2007	20.213	48	10/25/2010	17.847
4	2/25/2007	20.214	49	11/25/2010	17.406
5	3/25/2007	21.040	50	12/25/2010	17.659
6	4/25/2007	20.214	51	1/25/2011	17.220
7	5/25/2007	22.027	52	2/25/2011	17.129
8	6/25/2007	21.720	53	3/25/2011	18.164
9	7/25/2007	21.598	54	4/25/2011	16.952
10	8/25/2007	21.268	55	5/25/2011	17.217
11	9/25/2007	21.048	56	6/25/2011	16.782
12	10/25/2007	20.945	57	7/25/2011	17.053
13	11/25/2007	20.619	58	8/25/2011	16.619
14	12/25/2007	20.528	59	9/25/2011	16.538
15	1/25/2008	20.204	60	10/25/2011	16.813
16	2/25/2008	20.001	61	11/25/2011	12.063
17	3/25/2008	20.060	62	12/25/2011	12.459
18	4/25/2008	19.607	63	1/25/2012	12.050
19	5/25/2008	19.543	64	2/25/2012	12.043
20	6/25/2008	19.238	65	3/25/2012	12.866
21	7/25/2008	20.579	66	4/25/2012	12.029
22	8/25/2008	19.459	67	5/25/2012	12.423
23	9/25/2008	18.647	68	6/25/2012	12.015
24	10/25/2008	18.181	69	7/25/2012	12.409
25	11/25/2008	17.793	70	8/25/2012	12.002
26	12/25/2008	17.912	71	9/25/2012	11.994
27	1/25/2009	18.628	72	10/25/2012	12.386
28	2/25/2009	18.501	73	11/25/2012	11.980
29	3/25/2009	19.281	74	12/25/2012	12.372
30	4/25/2009	18.236	75	1/25/2013	11.965
31	5/25/2009	18.394	76	2/25/2013	11.958
32	6/25/2009	17.996	77	3/25/2013	13.230
33	7/25/2009	19.307	78	4/25/2013	11.942
34	8/25/2009	18.872	79	5/25/2013	12.333
35	9/25/2009	18.750	80	6/25/2013	11.927
36	10/25/2009	18.960	81	7/25/2013	12.317
37	11/25/2009	18.512
38	12/25/2009	18.735
39	1/25/2010	18.422
40	2/25/2010	18.314
41	3/25/2010	19.296				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	4/25/2010	18.096				*1 Month LIBOR: 20%
43	5/25/2010	18.331				*6 Month Libor: 20%
44	6/25/2010	17.886				*Includes Net Swap Payments received from the Swap Provider
45	7/25/2010	18.139				*Includes Cap Payments received from the Cap Provider

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	325	5.3200	5.3900	325	45	492	5.0715	5.1553	489
2	253	5.3565	5.3722	249	46	480	5.0718	5.1700	477
3	235	5.3668	5.3416	230	47	479	5.0715	5.1858	477
4	235	5.3265	5.3060	234	48	491	5.0708	5.2000	488
5	289	5.3061	5.2674	290	49	478	5.1553	5.2156	471
6	235	5.2977	5.2299	237	50	490	5.1564	5.2177	483
7	271	5.2178	5.1818	272	51	477	5.1587	5.2193	475
8	270	5.1762	5.1529	270	52	477	5.1611	5.2206	474
9	271	5.1860	5.1276	272	53	514	5.1614	5.2226	510
10	268	5.0861	5.0964	270	54	476	5.1641	5.2247	473
11	268	5.0730	5.0769	270	55	488	5.1653	5.2256	485
12	270	5.0205	5.0552	273	56	475	5.1671	5.2305	472
13	267	5.0491	5.0377	270	57	487	5.1680	5.2336	485
14	269	5.0244	5.0130	273	58	474	5.1704	5.2379	472
15	265	4.9988	4.9876	270	59	473	5.1708	5.2420	472
16	265	4.9720	4.9608	270	60	486	5.1714	5.2448	484
17	272	4.9472	4.9359	278	61	461	5.1896	5.2490	463
18	264	4.9231	4.9118	271	62	479	5.1900	5.2495	480
19	267	4.8971	4.8859	276	63	461	5.1914	5.2507	463
20	265	4.8736	4.9022	275	64	460	5.1924	5.2510	463
21	489	4.8487	4.9224	484	65	496	5.1924	5.2515	498
22	481	4.8241	4.9439	480	66	459	5.1939	5.2527	462
23	477	4.8003	4.9686	479	67	477	5.1945	5.2535	479
24	482	4.7824	4.9982	487	68	459	5.1950	5.2624	461
25	473	4.9917	5.0283	469	69	477	5.1950	5.2711	481
26	482	4.9857	5.0217	478	70	459	5.1957	5.2816	463
27	490	4.9788	5.0151	477	71	460	5.1959	5.2908	464
28	489	4.9728	5.0088	477	72	479	5.1963	5.2993	482
29	517	4.9657	5.0022	503	73	461	5.2501	5.3100	459
30	488	4.9606	4.9972	476	74	480	5.2505	5.3102	478
31	497	4.9539	4.9901	486	75	462	5.2520	5.3111	463
32	486	4.9484	5.0104	477	76	463	5.2523	5.3115	464
33	498	4.9408	5.0320	489	77	517	5.2517	5.3114	518
34	488	4.9352	5.0530	481	78	464	5.2540	5.3127	465
35	488	4.9290	5.0783	481	79	483	5.2532	5.3124	483
36	497	4.9268	5.1008	490	80	465	5.2538	5.3164	466
37	486	5.0698	5.1252	472
38	490	5.0704	5.1252	476
39	482	5.0709	5.1258	476
40	482	5.0724	5.1256	476
41	516	5.0706	5.1257	509
42	482	5.0718	5.1268	476
43	493	5.0716	5.1263	487
44	481	5.0723	5.1424	475
*Includes Net Swap Payments received from the Swap Provider

Breakeven CDR Table for the Mezzanine Certificates

The assumptions for the breakeven CDR table below are as follows:
- 100% PPC
- Optional Termination is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.
Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	28.29	20.49
M-2	22.19	17.55
M-3	19.46	16.06
M-4	17.33	14.80
M-5	15.39	13.58
M-6	14.15	12.76
M-7	12.79	11.81
M-8	11.87	11.15
M-9	10.28	9.95
M-10	8.92	8.86

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*

Number of Mortgage Loans:	4,147	Index Type:
Aggregate Principal Balance:	$901,626,555	6 Month LIBOR:	83.28%
Conforming Principal Balance Loans:	$661,339,550	Fixed Rate:	16.72%
Average Principal Balance:	$217,417	W.A. Initial Periodic Cap**:	2.827%
Range:	$14,320 - $1,038,631	W.A. Subsequent Periodic Cap**:	1.500%
W.A. Coupon:	8.488%	W.A. Lifetime Rate Cap**:	6.000%
Range:	5.550% - 13.700%	Property Type:
W.A. Gross Margin**:	6.042%	Single Family:	81.52%
Range:	2.990% - 6.990%	2-4 Family:	12.58%
W.A. Remaining Term:	355 months	Condo:	5.90%
Range:	55 months - 357 months
W.A. Seasoning:	4 months	Occupancy Status:
Latest Maturity Date:	July 1, 2036	Primary:	93.97%
State Concentration (Top 5):		Investment:	5.28%
California:	26.79%	Second Home:	0.76%
Florida:	15.48%	Documentation Status:
New York:	11.10%	Full:	53.85%
Maryland:	7.15%	Stated:	45.37%
New Jersey:	6.67%	Easy:	0.78%
W.A. Original Combined LTV:	81.67%
Range:	8.13% - 100.00%	Non-Zero W.A. Prepayment Penalty Term:	25 months
First Liens:	93.45%	Loans with Prepay Penalties:	62.31%
Second Liens:	6.55%	Interest Only Loans:	13.00%
Non-Balloon Loans:	62.18%	Non-Zero Weighted Average IO Term:	60 months
W.A. FICO Score:	627

* Subject to a permitted variance of +/- 10%
** For ARM loans only

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
FREMONT	4,147	901,626,555	100.00	8.488	627	81.67
Total:	4,147	901,626,555	100.00	8.488	627	81.67

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	422	14,125,266	1.57	11.436	634	98.79
50,000.01 - 100,000.00	681	51,594,621	5.72	10.184	626	88.82
100,000.01 - 150,000.00	675	84,303,005	9.35	9.285	618	81.74
150,000.01 - 200,000.00	593	103,410,257	11.47	8.485	616	79.52
200,000.01 - 250,000.00	409	91,870,913	10.19	8.511	613	79.34
250,000.01 - 300,000.00	315	86,549,574	9.60	8.267	626	79.83
300,000.01 - 350,000.00	301	97,262,796	10.79	8.203	629	80.86
350,000.01 - 400,000.00	202	75,828,488	8.41	8.183	626	80.06
400,000.01 - 450,000.00	151	64,247,560	7.13	8.076	631	81.32
450,000.01 - 500,000.00	106	50,458,144	5.60	8.136	641	82.04
500,000.01 - 550,000.00	82	42,904,338	4.76	8.077	639	81.93
550,000.01 - 600,000.00	80	46,026,777	5.10	8.034	644	82.98
600,000.01 - 650,000.00	41	25,510,283	2.83	7.909	645	84.98
650,000.01 - 700,000.00	29	19,489,589	2.16	8.239	629	86.75
700,000.01 - 750,000.00	25	18,067,533	2.00	8.381	637	79.55
750,000.01 - 800,000.00	18	14,104,241	1.56	8.281	636	81.99
800,000.01 - 850,000.00	3	2,514,871	0.28	7.273	695	83.34
850,000.01 - 900,000.00	3	2,640,419	0.29	6.501	701	71.88
900,000.01 - 950,000.00	2	1,843,760	0.20	7.150	626	78.95
950,000.01 - 1,000,000.00	8	7,835,490	0.87	7.274	636	81.06
Greater than or equal to 1,000,000.01	1	1,038,631	0.12	7.550	697	80.00
Total:	4,147	901,626,555	100.00	8.488	627	81.67

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	423	14,175,217	1.57	11.439	634	98.79
50,000.01 - 100,000.00	680	51,544,670	5.72	10.182	626	88.81
100,000.01 - 150,000.00	678	84,752,902	9.40	9.278	618	81.75
150,000.01 - 200,000.00	593	103,559,378	11.49	8.488	615	79.48
200,000.01 - 250,000.00	407	91,521,802	10.15	8.510	613	79.38
250,000.01 - 300,000.00	314	86,299,667	9.57	8.266	626	79.80
300,000.01 - 350,000.00	302	97,612,112	10.83	8.203	629	80.85
350,000.01 - 400,000.00	201	75,479,173	8.37	8.182	625	80.06
400,000.01 - 450,000.00	152	64,692,376	7.18	8.078	631	81.35
450,000.01 - 500,000.00	106	50,513,039	5.60	8.122	641	81.90
500,000.01 - 550,000.00	82	42,953,626	4.76	8.065	639	81.84
550,000.01 - 600,000.00	79	45,477,778	5.04	8.059	642	83.19
600,000.01 - 650,000.00	41	25,510,283	2.83	7.909	645	84.98
650,000.01 - 700,000.00	29	19,489,589	2.16	8.239	629	86.75
700,000.01 - 750,000.00	25	18,067,533	2.00	8.381	637	79.55
750,000.01 - 800,000.00	18	14,104,241	1.56	8.281	636	81.99
800,000.01 - 850,000.00	3	2,514,871	0.28	7.273	695	83.34
850,000.01 - 900,000.00	3	2,640,419	0.29	6.501	701	71.88
900,000.01 - 950,000.00	2	1,843,760	0.20	7.150	626	78.95
950,000.01 - 1,000,000.00	8	7,835,490	0.87	7.274	636	81.06
Greater than or equal to 1,000,000.01	1	1,038,631	0.12	7.550	697	80.00
Total:	4,147	901,626,555	100.00	8.488	627	81.67

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1 - 60	4	85,368	0.01	12.645	662	95.00
61 - 120	5	140,519	0.02	11.871	629	99.16
121 - 180	79	2,271,495	0.25	10.379	651	92.41
181 - 240	5	426,586	0.05	8.973	620	83.84
301 - 360	4,054	898,702,586	99.68	8.482	627	81.64
Total:	4,147	901,626,555	100.00	8.488	627	81.67

DESCRIPTION OF THE TOTAL COLLATERAL

Product Type
Number of		Aggregate	% of Aggregate		W.A.	W.A.
Initial Mortgage		Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 5 Year	4	85,368	0.01	12.645	662	95.00
Fixed - 10 Year	5	140,519	0.02	11.871	629	99.16
Fixed - 15 Year	79	2,271,495	0.25	10.379	651	92.41
Fixed - 20 Year	5	426,586	0.05	8.973	620	83.84
Fixed - 30 Year	1,074	115,376,351	12.80	9.413	648	88.04
Balloon - 30/40	101	32,471,145	3.60	7.538	652	79.86
ARM - 2 Year/6 Month	1,489	320,115,896	35.50	8.768	604	79.33
ARM - 2 Year/6 Month IO	354	114,461,791	12.70	7.657	647	81.20
ARM - 2 Year/6 Month 30/40 Balloon	989	304,214,556	33.74	8.248	633	82.13
ARM - 3 Year/6 Month	21	4,262,071	0.47	8.977	591	75.78
ARM - 3 Year/6 Month IO	8	2,746,620	0.30	7.246	656	80.58
ARM - 3 Year/6 Month 30/40 Balloon	9	3,424,121	0.38	7.860	661	82.21
ARM - 5 Year/6 Month	4	751,717	0.08	8.448	634	70.61
ARM - 5 Year/6 Month 30/40 Balloon	5	878,319	0.10	9.067	637	76.21
Total:	4,147	901,626,555	100.00	8.488	627	81.67

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	3,785	784,418,145	87.00	8.613	624	81.75
60	362	117,208,411	13.00	7.648	647	81.19
Total:	4,147	901,626,555	100.00	8.488	627	81.67

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	15	4,969,559	0.55	5.956	685	72.21
6.000 - 6.499	53	18,353,567	2.04	6.278	668	74.81
6.500 - 6.999	168	55,822,200	6.19	6.779	668	78.65
7.000 - 7.499	299	91,930,028	10.20	7.260	642	80.58
7.500 - 7.999	625	181,151,513	20.09	7.755	638	81.09
8.000 - 8.499	520	140,896,945	15.63	8.260	633	80.88
8.500 - 8.999	673	173,196,821	19.21	8.739	615	81.18
9.000 - 9.499	354	80,272,549	8.90	9.223	615	82.75
9.500 - 9.999	385	62,765,334	6.96	9.734	595	83.08
10.000 - 10.499	176	22,406,194	2.49	10.216	583	82.45
10.500 - 10.999	271	26,831,539	2.98	10.757	614	87.53
11.000 - 11.499	205	15,928,279	1.77	11.239	630	92.21
11.500 - 11.999	131	10,177,656	1.13	11.784	580	84.25
12.000 - 12.499	113	6,903,976	0.77	12.198	590	90.25
12.500 - 12.999	144	9,169,861	1.02	12.706	610	95.59
13.000 - 13.499	10	566,781	0.06	13.187	622	98.82
13.500 - 13.999	5	283,754	0.03	13.595	592	99.53
Total:	4,147	901,626,555	100.00	8.488	627	81.67

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	77	12,914,529	1.43	8.972	586	43.05
50.01 - 55.00	38	7,173,315	0.80	8.256	603	52.78
55.01 - 60.00	59	13,959,580	1.55	8.587	584	58.20
60.01 - 65.00	125	27,428,596	3.04	8.792	579	63.70
65.01 - 70.00	104	23,222,022	2.58	8.976	572	68.97
70.01 - 75.00	148	36,063,830	4.00	8.447	590	74.00
75.01 - 80.00	1,820	481,401,983	53.39	8.138	639	79.89
80.01 - 85.00	253	67,685,785	7.51	8.192	609	84.58
85.01 - 90.00	453	131,636,109	14.60	8.444	621	89.80
90.01 - 95.00	123	27,106,428	3.01	8.571	631	94.71
95.01 - 100.00	947	73,034,379	8.10	10.783	653	99.96
Total:	4,147	901,626,555	100.00	8.488	627	81.67

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	160	34,528,056	3.83	9.911	512	71.02
525 - 549	228	49,820,348	5.53	9.339	536	74.39
550 - 574	281	66,680,689	7.40	8.816	562	79.85
575 - 599	561	111,694,100	12.39	8.565	587	81.25
600 - 624	823	157,671,506	17.49	8.404	612	82.90
625 - 649	849	179,659,255	19.93	8.521	637	83.36
650 - 674	558	133,213,586	14.77	8.201	662	82.91
675 - 699	357	83,286,766	9.24	8.142	687	83.62
700 - 724	190	44,656,512	4.95	8.111	711	83.64
725 - 749	96	27,063,743	3.00	7.714	737	81.16
750 - 774	35	9,851,820	1.09	7.654	760	81.76
775 - 799	6	2,465,649	0.27	7.373	779	81.06
800 - 824	3	1,034,526	0.11	9.221	806	83.62
Total:	4,147	901,626,555	100.00	8.488	627	81.67

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	753	241,573,933	26.79	8.166	639	81.30
Florida	751	139,534,022	15.48	8.677	614	80.87
New York	337	100,121,470	11.10	8.499	640	81.24
Maryland	311	64,436,352	7.15	8.531	631	81.43
New Jersey	219	60,164,485	6.67	8.732	621	81.93
Illinois	185	33,210,821	3.68	8.884	623	80.96
Virginia	116	27,274,838	3.03	8.585	614	81.86
Massachusetts	105	24,906,326	2.76	8.357	627	81.00
Georgia	169	21,871,074	2.43	8.698	625	86.04
Connecticut	84	17,947,409	1.99	8.579	622	81.57
Arizona	88	14,570,526	1.62	8.337	613	80.03
Texas	119	13,807,953	1.53	8.780	630	82.15
Hawaii	38	13,577,289	1.51	8.010	629	84.21
Nevada	66	12,038,429	1.34	8.546	611	83.64
Washington	66	12,003,882	1.33	8.297	619	81.93
Minnesota	75	11,919,878	1.32	8.343	619	84.24
Colorado	72	11,639,977	1.29	8.454	638	83.84
Pennsylvania	90	10,967,124	1.22	8.818	610	82.63
North Carolina	63	7,608,062	0.84	8.825	612	82.95
Michigan	68	7,133,502	0.79	8.812	607	81.54
District of Columbia	27	6,408,843	0.71	8.418	627	75.84
Wisconsin	50	5,951,697	0.66	8.798	627	85.29
Ohio	52	5,713,747	0.63	8.927	605	86.87
Oregon	23	5,334,497	0.59	8.169	617	81.14
Rhode Island	16	3,988,996	0.44	8.887	612	82.49

*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
New Mexico	15	3,497,550	0.39	8.720	622	83.51
Missouri	28	3,303,270	0.37	8.834	630	83.81
New Hampshire	15	3,020,009	0.33	8.909	600	82.77
Utah	18	3,000,733	0.33	8.311	634	83.06
Tennessee	26	2,664,864	0.30	8.900	603	85.13
South Carolina	19	2,453,880	0.27	9.389	599	81.22
Delaware	11	1,965,963	0.22	8.627	623	85.97
Indiana	23	1,926,844	0.21	9.170	614	86.86
Idaho	14	1,722,987	0.19	9.222	622	79.97
West Virginia	9	1,098,408	0.12	8.710	645	83.56
Oklahoma	3	710,925	0.08	8.496	631	82.34
Montana	3	540,669	0.06	8.286	692	89.02
Vermont	3	476,382	0.05	9.228	622	82.60
Kentucky	4	400,210	0.04	9.307	567	81.06
Kansas	5	358,277	0.04	9.413	587	84.19
Maine	2	304,650	0.03	7.831	596	87.04
Wyoming	2	206,308	0.02	8.312	606	84.01
Arkansas	3	195,236	0.02	10.167	592	93.34
Iowa	1	74,259	0.01	7.750	569	60.00
Total:	4,147	901,626,555	100.00	8.488	627	81.67

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	3,870	847,219,178	93.97	8.468	627	81.67
Investment	249	47,560,848	5.28	8.856	637	81.66
Second Home	28	6,846,530	0.76	8.372	614	82.46
Total:	4,147	901,626,555	100.00	8.488	627	81.67

Documentation Type
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	2,370	485,523,087	53.85	8.122	618	82.60
Stated Documentation	1,758	409,109,708	45.37	8.917	638	80.44
Easy Documentation	19	6,993,761	0.78	8.783	602	89.79
Total:	4,147	901,626,555	100.00	8.488	627	81.67

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	2,537	498,292,259	55.27	8.530	644	83.90
Refinance - Cashout	1,573	393,650,602	43.66	8.441	606	78.83
Refinance - Rate Term	37	9,683,694	1.07	8.173	639	82.92
Total:	4,147	901,626,555	100.00	8.488	627	81.67

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	3,462	734,978,679	81.52	8.471	625	81.58
2-4 Family	389	113,414,559	12.58	8.492	640	81.79
Condo	296	53,233,318	5.90	8.711	631	82.75
Total:	4,147	901,626,555	100.00	8.488	627	81.67

Rate Adjustment*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
September 2007	1	383,973	0.05	6.990	741	80.00
February 2008	3	773,360	0.10	8.963	643	81.39
March 2008	33	7,047,991	0.94	8.605	628	75.55
April 2008	214	55,140,502	7.34	8.596	614	80.59
May 2008	129	34,423,629	4.58	8.204	630	82.35
June 2008	1,595	430,011,215	57.27	8.325	624	80.88
July 2008	857	211,011,574	28.10	8.464	622	80.51
April 2009	4	429,189	0.06	9.898	634	79.86
May 2009	2	556,653	0.07	7.919	655	80.00
June 2009	24	7,461,721	0.99	8.207	622	79.66
July 2009	8	1,985,249	0.26	7.645	656	76.85
March 2011	1	59,276	0.01	9.500	586	39.47
April 2011	1	214,608	0.03	7.850	596	82.69
May 2011	2	528,927	0.07	9.939	621	69.79
June 2011	4	508,592	0.07	7.971	668	73.78
July 2011	1	318,633	0.04	8.650	644	80.00
Total:	2,879	750,855,091	100.00	8.379	623	80.73

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	1	103,296	0.01	9.550	623	90.00
3.000 - 3.499	3	570,864	0.08	7.847	599	66.63
3.500 - 3.999	12	4,528,062	0.60	6.115	662	80.11
4.000 - 4.499	47	17,805,364	2.37	6.517	659	80.11
4.500 - 4.999	165	50,733,083	6.76	7.000	653	79.75
5.000 - 5.499	386	115,504,691	15.38	7.493	639	81.07
5.500 - 5.999	532	151,408,449	20.16	8.025	635	80.69
6.000 - 6.499	586	162,046,349	21.58	8.481	624	81.09
6.500 - 6.999	1,147	248,154,933	33.05	9.400	598	80.66
Total:	2,879	750,855,091	100.00	8.379	623	80.73
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.500 - 11.999	4	1,210,289	0.16	5.849	646	75.72
12.000 - 12.499	26	9,348,073	1.24	6.280	664	79.78
12.500 - 12.999	118	39,092,739	5.21	6.781	666	79.72
13.000 - 13.499	245	75,573,597	10.07	7.271	641	80.79
13.500 - 13.999	552	161,172,382	21.47	7.755	637	81.28
14.000 - 14.499	475	131,247,204	17.48	8.262	633	80.79
14.500 - 14.999	641	166,193,043	22.13	8.741	616	81.27
15.000 - 15.499	334	76,980,933	10.25	9.226	614	82.70
15.500 - 15.999	259	51,994,585	6.92	9.715	584	81.04
16.000 - 16.499	90	16,117,760	2.15	10.224	558	77.27
16.500 - 16.999	79	11,700,173	1.56	10.670	542	74.24
17.000 - 17.499	20	3,235,837	0.43	11.188	541	72.22
17.500 - 17.999	24	4,667,070	0.62	11.719	530	63.23
18.000 - 18.499	8	1,537,898	0.20	12.223	528	56.50
18.500 - 18.999	4	783,509	0.10	12.603	535	53.34
Total:	2,879	750,855,091	100.00	8.379	623	80.73
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	4	1,210,289	0.16	5.849	646	75.72
6.000 - 6.499	26	9,348,073	1.24	6.280	664	79.78
6.500 - 6.999	118	39,092,739	5.21	6.781	666	79.72
7.000 - 7.499	245	75,573,597	10.07	7.271	641	80.79
7.500 - 7.999	552	161,172,382	21.47	7.755	637	81.28
8.000 - 8.499	475	131,247,204	17.48	8.262	633	80.79
8.500 - 8.999	641	166,193,043	22.13	8.741	616	81.27
9.000 - 9.499	334	76,980,933	10.25	9.226	614	82.70
9.500 - 9.999	259	51,994,585	6.92	9.715	584	81.04
10.000 - 10.499	90	16,117,760	2.15	10.224	558	77.27
10.500 - 10.999	79	11,700,173	1.56	10.670	542	74.24
11.000 - 11.499	20	3,235,837	0.43	11.188	541	72.22
11.500 - 11.999	24	4,667,070	0.62	11.719	530	63.23
12.000 - 12.499	8	1,537,898	0.20	12.223	528	56.50
12.500 - 12.999	4	783,509	0.10	12.603	535	53.34
Total:	2,879	750,855,091	100.00	8.379	623	80.73
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000	495	130,220,340	17.34	8.439	625	80.65
3.000	2,384	620,634,751	82.66	8.367	623	80.75
Total:	2,879	750,855,091	100.00	8.379	623	80.73
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500	2,879	750,855,091	100.00	8.379	623	80.73
Total:	2,879	750,855,091	100.00	8.379	623	80.73
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	2,879	750,855,091	100.00	8.379	623	80.73
Total:	2,879	750,855,091	100.00	8.379	623	80.73
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,584	339,781,847	37.69	8.699	629	81.95
12	229	64,485,068	7.15	8.658	637	81.48
24	1,797	385,352,307	42.74	8.436	622	81.54
36	537	112,007,333	12.42	7.926	635	81.39
Total:	4,147	901,626,555	100.00	8.488	627	81.67

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP 1 POOL*

Number of Mortgage Loans:	2,408	Index Type:
Aggregate Principal Balance:	$423,662,272	6 Month LIBOR:	82.40%
Conforming Principal Balance Loans:	$423,662,272	Fixed Rate:	17.60%
Average Principal Balance:	$175,939	W.A. Initial Periodic Cap**:	2.817%
Range:	$14,879 - $616,617	W.A. Subsequent Periodic Cap**:	1.500%
W.A. Coupon:	8.557%	W.A. Lifetime Rate Cap**:	6.000%
Range:	5.550% - 13.280%	Property Type:
W.A. Gross Margin**:	6.132%	Single Family:	82.15%
Range:	2.990% - 6.990%	2-4 Family:	12.27%
W.A. Remaining Term:	355 months	Condo:	5.58%
Range:	116 months - 357 months
W.A. Seasoning:	4 months	Occupancy Status:
Latest Maturity Date:	July 1, 2036	Primary:	89.56%
State Concentration (Top 5):		Investment:	9.16%
Florida:	15.75%	Second Home:	1.28%
California:	14.99%	Documentation Status:
Maryland:	9.47%	Full:	60.95%
New York:	8.78%	Stated:	38.38%
New Jersey:	7.58%	Easy:	0.66%
W.A. Original Combined LTV:	79.82%
Range:	8.13% - 100.00%	Non-Zero W.A. Prepayment Penalty Term:	26 months
First Liens:	96.05%	Loans with Prepay Penalties:	58.27%
Second Liens:	3.95%	Interest Only Loans:	8.15%
Non-Balloon Loans:	65.08%	Non-Zero Weighted Average IO Term:	60 months
W.A. FICO Score:	611
* Subject to a permitted variance of +/- 10%
** For ARM loans only

DESCRIPTION OF THE GROUP I COLLATERAL

Originator
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
FREMONT	2,408	423,662,272	100.00	8.557	611	79.82
Total:	2,408	423,662,272	100.00	8.557	611	79.82

Principal Balance at Origination
			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	307	10,133,215	2.39	11.398	632	98.59
50,000.01 - 100,000.00	361	27,312,924	6.45	9.634	613	83.51
100,000.01 - 150,000.00	446	56,138,148	13.25	8.854	604	77.38
150,000.01 - 200,000.00	443	77,253,980	18.23	8.324	610	78.15
200,000.01 - 250,000.00	281	62,994,038	14.87	8.593	603	78.51
250,000.01 - 300,000.00	197	54,066,677	12.76	8.346	615	78.90
300,000.01 - 350,000.00	185	59,786,607	14.11	8.243	614	80.48
350,000.01 - 400,000.00	120	45,064,473	10.64	8.237	610	79.08
400,000.01 - 450,000.00	41	17,031,411	4.02	8.037	617	81.46
450,000.01 - 500,000.00	13	6,093,923	1.44	8.295	634	83.41
500,000.01 - 550,000.00	8	4,200,121	0.99	8.782	630	81.44
550,000.01 - 600,000.00	3	1,751,023	0.41	7.339	636	91.71
600,000.01 - 650,000.00	3	1,835,731	0.43	6.903	674	91.58
Total:	2,408	423,662,272	100.00	8.557	611	79.82

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance
			% of Aggregate		W.A.	W.A.
Remaining Principal	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	307	10,133,215	2.39	11.398	632	98.59
50,000.01 - 100,000.00	361	27,312,924	6.45	9.634	613	83.51
100,000.01 - 150,000.00	448	56,438,095	13.32	8.848	604	77.40
150,000.01 - 200,000.00	443	77,353,514	18.26	8.329	610	78.13
200,000.01 - 250,000.00	279	62,594,558	14.77	8.592	603	78.53
250,000.01 - 300,000.00	197	54,066,677	12.76	8.346	615	78.90
300,000.01 - 350,000.00	186	60,135,922	14.19	8.244	615	80.47
350,000.01 - 400,000.00	119	44,715,158	10.55	8.236	609	79.07
400,000.01 - 450,000.00	42	17,476,228	4.13	8.042	620	81.58
450,000.01 - 500,000.00	12	5,649,107	1.33	8.298	626	83.20
500,000.01 - 550,000.00	8	4,200,121	0.99	8.782	630	81.44
550,000.01 - 600,000.00	3	1,751,023	0.41	7.339	636	91.71
600,000.01 - 650,000.00	3	1,835,731	0.43	6.903	674	91.58
Total:	2,408	423,662,272	100.00	8.557	611	79.82

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
61 - 120	2	51,226	0.01	11.957	604	100.00
121 - 180	62	1,933,151	0.46	10.064	655	91.48
181 - 240	4	302,174	0.07	8.147	600	77.19
301 - 360	2,340	421,375,721	99.46	8.550	611	79.76
Total:	2,408	423,662,272	100.00	8.557	611	79.82

DESCRIPTION OF THE GROUP I COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 10 Year	2	51,226	0.01	11.957	604	100.00
Fixed - 15 Year	62	1,933,151	0.46	10.064	655	91.48
Fixed - 20 Year	4	302,174	0.07	8.147	600	77.19
Fixed - 30 Year	537	55,137,499	13.01	8.794	638	82.49
Balloon - 30/40	71	17,143,010	4.05	7.672	642	79.53
ARM - 2 Year/6 Month	996	180,077,880	42.51	8.948	591	77.91
ARM - 2 Year/6 Month IO	156	33,337,562	7.87	7.542	630	80.31
ARM - 2 Year/6 Month 30/40 Balloon	544	128,679,123	30.37	8.277	618	81.18
ARM - 3 Year/6 Month	18	3,250,032	0.77	8.802	600	77.97
ARM - 3 Year/6 Month IO	5	1,198,500	0.28	7.473	640	77.42
ARM - 3 Year/6 Month 30/40 Balloon	5	1,240,712	0.29	7.490	659	83.05
ARM - 5 Year/6 Month	3	433,083	0.10	8.300	627	63.69
ARM - 5 Year/6 Month 30/40 Balloon	5	878,319	0.21	9.067	637	76.21
Total:	2,408	423,662,272	100.00	8.557	611	79.82

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	2,247	389,126,209	91.85	8.647	610	79.78
60	161	34,536,062	8.15	7.540	631	80.21
Total:	2,408	423,662,272	100.00	8.557	611	79.82

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	11	2,786,467	0.66	5.929	679	71.72
6.000 - 6.499	30	7,869,009	1.86	6.285	665	73.04
6.500 - 6.999	100	25,391,866	5.99	6.806	652	76.83
7.000 - 7.499	181	41,569,188	9.81	7.249	634	80.09
7.500 - 7.999	351	76,042,713	17.95	7.765	620	79.69
8.000 - 8.499	291	61,250,562	14.46	8.262	620	79.93
8.500 - 8.999	408	82,969,509	19.58	8.752	603	79.92
9.000 - 9.499	240	43,478,595	10.26	9.233	608	81.89
9.500 - 9.999	253	38,221,373	9.02	9.741	580	80.39
10.000 - 10.499	113	12,473,623	2.94	10.239	570	80.23
10.500 - 10.999	119	11,985,015	2.83	10.704	563	78.02
11.000 - 11.499	94	6,419,683	1.52	11.247	593	82.45
11.500 - 11.999	74	5,815,816	1.37	11.797	560	75.96
12.000 - 12.499	74	3,878,235	0.92	12.188	573	82.71
12.500 - 12.999	65	3,332,762	0.79	12.671	588	88.53
13.000 - 13.499	4	177,855	0.04	13.138	612	98.37
Total:	2,408	423,662,272	100.00	8.557	611	79.82

Original Combined Loan-to-Value Ratio
Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	70	11,511,496	2.72	8.918	587	42.58
50.01 - 55.00	32	5,758,876	1.36	8.330	600	52.83
55.01 - 60.00	49	9,884,913	2.33	8.610	583	58.42
60.01 - 65.00	111	22,945,468	5.42	9.038	571	63.69
65.01 - 70.00	92	19,936,814	4.71	8.917	576	69.01
70.01 - 75.00	123	25,522,211	6.02	8.632	582	74.17
75.01 - 80.00	939	185,365,645	43.75	8.251	620	79.76
80.01 - 85.00	186	39,183,936	9.25	8.324	607	84.55
85.01 - 90.00	297	65,068,583	15.36	8.492	618	89.78
90.01 - 95.00	66	13,754,934	3.25	8.416	626	94.61
95.01 - 100.00	443	24,729,396	5.84	10.516	650	99.94
Total:	2,408	423,662,272	100.00	8.557	611	79.82

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	134	27,024,289	6.38	9.967	512	70.63
525 - 549	181	34,473,233	8.14	9.425	536	72.84
550 - 574	231	47,022,739	11.10	8.822	561	78.24
575 - 599	391	66,420,218	15.68	8.558	587	79.88
600 - 624	494	77,635,584	18.32	8.333	612	81.58
625 - 649	435	70,994,340	16.76	8.428	637	82.22
650 - 674	268	49,578,686	11.70	8.102	662	82.08
675 - 699	135	24,842,576	5.86	7.935	687	82.43
700 - 724	75	12,396,208	2.93	7.895	711	83.29
725 - 749	48	10,013,830	2.36	8.107	737	81.60
750 - 774	12	2,486,678	0.59	7.580	760	83.48
775 - 799	3	675,644	0.16	7.263	777	83.87
800 - 824	1	98,248	0.02	8.550	805	80.00
Total:	2,408	423,662,272	100.00	8.557	611	79.82

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Florida	396	66,735,834	15.75	8.656	601	78.93
California	237	63,493,092	14.99	8.107	614	76.31
Maryland	225	40,123,600	9.47	8.583	618	80.58
New York	130	37,212,195	8.78	8.527	612	76.63
New Jersey	128	32,099,864	7.58	8.897	605	79.74
Illinois	152	23,502,799	5.55	8.828	620	80.66
Massachusetts	74	16,079,796	3.80	8.350	622	78.98
Georgia	123	12,985,939	3.07	8.740	622	85.03
Arizona	76	12,462,925	2.94	8.323	607	79.59
Virginia	66	11,442,358	2.70	8.610	596	80.53
Connecticut	59	9,885,993	2.33	8.700	608	80.63
Pennsylvania	73	8,877,527	2.10	8.755	603	81.99
Minnesota	61	8,156,427	1.93	8.475	618	84.43
Colorado	60	8,053,680	1.90	8.495	620	83.79
Washington	45	7,578,107	1.79	8.137	628	81.52
Hawaii	26	7,315,791	1.73	8.079	637	85.45
North Carolina	54	5,454,116	1.29	9.124	606	85.27
Nevada	37	5,368,784	1.27	8.304	615	83.04
Texas	58	5,332,970	1.26	8.687	616	81.20
Wisconsin	43	4,642,773	1.10	8.759	628	84.99
District of Columbia	20	4,312,116	1.02	8.719	605	70.77
Michigan	44	4,099,179	0.97	8.948	585	81.04
Ohio	36	3,466,648	0.82	8.840	597	84.62
Oregon	17	3,393,644	0.80	8.311	624	79.62
Rhode Island	13	2,882,215	0.68	8.880	600	79.52
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution (Continued)
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
New Hampshire	14	2,755,314	0.65	8.804	603	81.59
Utah	14	2,323,579	0.55	8.280	633	83.60
Missouri	19	1,973,014	0.47	9.065	599	86.08
Indiana	20	1,729,951	0.41	9.191	611	86.92
Idaho	14	1,722,987	0.41	9.222	622	79.97
Tennessee	18	1,634,114	0.39	8.883	593	87.72
New Mexico	9	1,489,058	0.35	8.794	626	87.33
South Carolina	15	1,458,584	0.34	9.300	578	83.34
Delaware	8	1,050,088	0.25	8.329	617	81.83
West Virginia	5	604,639	0.14	8.501	623	83.19
Vermont	3	476,382	0.11	9.228	622	82.60
Kentucky	4	400,210	0.09	9.307	567	81.06
Kansas	5	358,277	0.08	9.413	587	84.19
Oklahoma	2	327,856	0.08	8.433	581	85.06
Maine	1	188,043	0.04	7.850	604	94.50
Arkansas	2	125,014	0.03	9.755	591	92.41
Montana	2	86,791	0.02	9.834	704	83.97
Total:	2,408	423,662,272	100.00	8.557	611	79.82

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	2,176	379,423,007	89.56	8.527	609	79.69
Investment	208	38,805,678	9.16	8.878	634	80.91
Second Home	24	5,433,587	1.28	8.363	613	80.77
Total:	2,408	423,662,272	100.00	8.557	611	79.82

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	1,550	258,238,992	60.95	8.229	609	81.61
Stated Documentation	846	162,619,811	38.38	9.081	615	76.93
Easy Documentation	12	2,803,469	0.66	8.353	594	81.87
Total:	2,408	423,662,272	100.00	8.557	611	79.82

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	1,279	273,245,670	64.50	8.514	601	77.43
Purchase	1,099	143,772,317	33.94	8.648	630	84.31
Refinance - Rate Term	30	6,644,285	1.57	8.348	629	80.84
Total:	2,408	423,662,272	100.00	8.557	611	79.82

DESCRIPTION OF THE GROUP I COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	2,055	348,029,084	82.15	8.554	609	79.78
2-4 Family	199	51,996,149	12.27	8.541	621	79.09
Condo	154	23,637,039	5.58	8.640	624	81.85
Total:	2,408	423,662,272	100.00	8.557	611	79.82

Rate Adjustment*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
February 2008	2	480,351	0.14	9.093	675	82.25
March 2008	24	4,357,786	1.25	8.691	623	76.25
April 2008	132	26,821,666	7.68	8.799	595	78.50
May 2008	80	15,987,505	4.58	8.568	611	83.12
June 2008	946	195,140,808	55.90	8.450	605	79.52
July 2008	512	99,306,450	28.45	8.699	605	78.85
April 2009	4	429,189	0.12	9.898	634	79.86
May 2009	2	556,653	0.16	7.919	655	80.00
June 2009	16	3,480,796	1.00	8.206	616	81.46
July 2009	6	1,222,606	0.35	7.883	616	71.06
March 2011	1	59,276	0.02	9.500	586	39.47
April 2011	1	214,608	0.06	7.850	596	82.69
May 2011	2	528,927	0.15	9.939	621	69.79
June 2011	4	508,592	0.15	7.971	668	73.78
Total:	1,732	349,095,212	100.00	8.555	605	79.34

*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	1	103,296	0.03	9.550	623	90.00
3.000 - 3.499	2	355,931	0.10	6.336	653	58.55
3.500 - 3.999	6	1,674,665	0.48	6.137	667	78.84
4.000 - 4.499	22	5,733,596	1.64	6.519	640	79.19
4.500 - 4.999	96	23,763,887	6.81	7.007	642	78.72
5.000 - 5.499	217	47,858,353	13.71	7.505	624	80.49
5.500 - 5.999	292	62,325,396	17.85	8.112	614	78.86
6.000 - 6.499	314	65,976,030	18.90	8.511	610	80.26
6.500 - 6.999	782	141,304,058	40.48	9.502	585	78.90
Total:	1,732	349,095,212	100.00	8.555	605	79.34
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.500 - 11.999	3	694,603	0.20	5.745	630	69.01
12.000 - 12.499	11	3,041,890	0.87	6.296	664	77.25
12.500 - 12.999	67	17,160,877	4.92	6.803	647	78.98
13.000 - 13.499	142	32,184,733	9.22	7.259	629	80.33
13.500 - 13.999	293	63,789,603	18.27	7.761	617	80.19
14.000 - 14.499	249	52,173,368	14.95	8.265	616	79.58
14.500 - 14.999	384	78,883,098	22.60	8.754	603	80.13
15.000 - 15.499	222	40,403,354	11.57	9.240	606	81.79
15.500 - 15.999	189	33,257,765	9.53	9.728	574	79.39
16.000 - 16.499	65	9,674,002	2.77	10.251	552	76.27
16.500 - 16.999	58	8,762,031	2.51	10.670	534	72.38
17.000 - 17.499	15	2,639,605	0.76	11.189	542	69.68
17.500 - 17.999	22	4,108,874	1.18	11.726	533	62.47
18.000 - 18.499	8	1,537,898	0.44	12.223	528	56.50
18.500 - 18.999	4	783,509	0.22	12.603	535	53.34
Total:	1,732	349,095,212	100.00	8.555	605	79.34
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	3	694,603	0.20	5.745	630	69.01
6.000 - 6.499	11	3,041,890	0.87	6.296	664	77.25
6.500 - 6.999	67	17,160,877	4.92	6.803	647	78.98
7.000 - 7.499	142	32,184,733	9.22	7.259	629	80.33
7.500 - 7.999	293	63,789,603	18.27	7.761	617	80.19
8.000 - 8.499	249	52,173,368	14.95	8.265	616	79.58
8.500 - 8.999	384	78,883,098	22.60	8.754	603	80.13
9.000 - 9.499	222	40,403,354	11.57	9.240	606	81.79
9.500 - 9.999	189	33,257,765	9.53	9.728	574	79.39
10.000 - 10.499	65	9,674,002	2.77	10.251	552	76.27
10.500 - 10.999	58	8,762,031	2.51	10.670	534	72.38
11.000 - 11.499	15	2,639,605	0.76	11.189	542	69.68
11.500 - 11.999	22	4,108,874	1.18	11.726	533	62.47
12.000 - 12.499	8	1,537,898	0.44	12.223	528	56.50
12.500 - 12.999	4	783,509	0.22	12.603	535	53.34
Total:	1,732	349,095,212	100.00	8.555	605	79.34
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000	312	64,030,865	18.34	8.694	606	79.43
3.000	1,420	285,064,347	81.66	8.523	605	79.32
Total:	1,732	349,095,212	100.00	8.555	605	79.34
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500	1,732	349,095,212	100.00	8.555	605	79.34
Total:	1,732	349,095,212	100.00	8.555	605	79.34
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	1,732	349,095,212	100.00	8.555	605	79.34
Total:	1,732	349,095,212	100.00	8.555	605	79.34
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,018	176,806,980	41.73	8.771	614	80.50
12	95	21,153,563	4.99	8.667	611	74.33
24	969	169,291,863	39.96	8.543	603	79.85
36	326	56,409,866	13.31	7.885	629	79.61
Total:	2,408	423,662,272	100.00	8.557	611	79.82

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP 2 POOL*

Number of Mortgage Loans:	1,739	Index Type:
Aggregate Principal Balance:	$477,964,284	6 Month LIBOR:	84.06%
Conforming Principal Balance Loans:	$237,677,279	Fixed Rate:	15.94%
Average Principal Balance:	$274,850	W.A. Initial Periodic Cap**:	2.835%
Range:	$14,320 - $1,038,631	W.A. Subsequent Periodic Cap**:	1.500%
W.A. Coupon:	8.426%	W.A. Lifetime Rate Cap**:	6.000%
Range:	5.990% - 13.700%	Property Type:
W.A. Gross Margin**:	5.963%	Single Family:	80.96%
Range:	3.000% - 6.990%	2-4 Family:	12.85%
W.A. Remaining Term:	356 months	Condo:	6.19%
Range:	55 months - 357 months
W.A. Seasoning:	4 months	Occupancy Status:
Latest Maturity Date:	July 1, 2036	Primary:	97.87%
State Concentration (Top 5):		Investment:	1.83%
California:	37.26%	Second Home:	0.30%
Florida:	15.23%	Documentation Status:
New York:	13.16%	Full:	47.55%
New Jersey:	5.87%	Stated:	51.57%
Maryland:	5.09%	Easy:	0.88%
W.A. Original Combined LTV:	83.32%
Range:	30.00% - 100.00%	Non-Zero W.A. Prepayment Penalty Term:	24 months
First Liens:	91.14%	Loans with Prepay Penalties:	65.90%
Second Liens:	8.86%	Interest Only Loans:	17.30%
Non-Balloon Loans:	59.61%	Non-Zero Weighted Average IO Term:	60 months
W.A. FICO Score:	641
* Subject to a permitted variance of +/- 10%
** For ARM loans only

DESCRIPTION OF THE GROUP II COLLATERAL

Originator
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
FREMONT	1,739	477,964,284	100.00	8.426	641	83.32
Total:	1,739	477,964,284	100.00	8.426	641	83.32

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	115	3,992,051	0.84	11.534	640	99.29
50,000.01 - 100,000.00	320	24,281,697	5.08	10.803	640	94.78
100,000.01 - 150,000.00	229	28,164,857	5.89	10.144	644	90.42
150,000.01 - 200,000.00	150	26,156,276	5.47	8.959	633	83.56
200,000.01 - 250,000.00	128	28,876,876	6.04	8.332	635	81.14
250,000.01 - 300,000.00	118	32,482,897	6.80	8.135	643	81.36
300,000.01 - 350,000.00	116	37,476,190	7.84	8.138	652	81.46
350,000.01 - 400,000.00	82	30,764,015	6.44	8.104	650	81.51
400,000.01 - 450,000.00	110	47,216,148	9.88	8.091	636	81.27
450,000.01 - 500,000.00	93	44,364,220	9.28	8.115	642	81.85
500,000.01 - 550,000.00	74	38,704,217	8.10	8.000	640	81.99
550,000.01 - 600,000.00	77	44,275,754	9.26	8.061	644	82.63
600,000.01 - 650,000.00	38	23,674,552	4.95	7.987	642	84.47
650,000.01 - 700,000.00	29	19,489,589	4.08	8.239	629	86.75
700,000.01 - 750,000.00	25	18,067,533	3.78	8.381	637	79.55
750,000.01 - 800,000.00	18	14,104,241	2.95	8.281	636	81.99
800,000.01 - 850,000.00	3	2,514,871	0.53	7.273	695	83.34
850,000.01 - 900,000.00	3	2,640,419	0.55	6.501	701	71.88
900,000.01 - 950,000.00	2	1,843,760	0.39	7.150	626	78.95
950,000.01 - 1,000,000.00	8	7,835,490	1.64	7.274	636	81.06
Greater than or equal to 1,000,000.01	1	1,038,631	0.22	7.550	697	80.00
Total:	1,739	477,964,284	100.00	8.426	641	83.32

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	116	4,042,002	0.85	11.540	640	99.30
50,000.01 - 100,000.00	319	24,231,746	5.07	10.800	640	94.77
100,000.01 - 150,000.00	230	28,314,807	5.92	10.136	644	90.42
150,000.01 - 200,000.00	150	26,205,864	5.48	8.956	632	83.49
200,000.01 - 250,000.00	128	28,927,244	6.05	8.333	634	81.23
250,000.01 - 300,000.00	117	32,232,990	6.74	8.132	643	81.30
300,000.01 - 350,000.00	116	37,476,190	7.84	8.138	652	81.46
350,000.01 - 400,000.00	82	30,764,015	6.44	8.104	650	81.51
400,000.01 - 450,000.00	110	47,216,148	9.88	8.091	636	81.27
450,000.01 - 500,000.00	94	44,863,932	9.39	8.100	643	81.74
500,000.01 - 550,000.00	74	38,753,505	8.11	7.987	640	81.88
550,000.01 - 600,000.00	76	43,726,755	9.15	8.087	643	82.85
600,000.01 - 650,000.00	38	23,674,552	4.95	7.987	642	84.47
650,000.01 - 700,000.00	29	19,489,589	4.08	8.239	629	86.75
700,000.01 - 750,000.00	25	18,067,533	3.78	8.381	637	79.55
750,000.01 - 800,000.00	18	14,104,241	2.95	8.281	636	81.99
800,000.01 - 850,000.00	3	2,514,871	0.53	7.273	695	83.34
850,000.01 - 900,000.00	3	2,640,419	0.55	6.501	701	71.88
900,000.01 - 950,000.00	2	1,843,760	0.39	7.150	626	78.95
950,000.01 - 1,000,000.00	8	7,835,490	1.64	7.274	636	81.06
Greater than or equal to 1,000,000.01	1	1,038,631	0.22	7.550	697	80.00
Total:	1,739	477,964,284	100.00	8.426	641	83.32

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1 - 60	4	85,368	0.02	12.645	662	95.00
61 - 120	3	89,293	0.02	11.822	644	98.67
121 - 180	17	338,344	0.07	12.177	630	97.73
181 - 240	1	124,412	0.03	10.980	670	100.00
301 - 360	1,714	477,326,866	99.87	8.421	641	83.30
Total:	1,739	477,964,284	100.00	8.426	641	83.32

DESCRIPTION OF THE GROUP II COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 5 Year	4	85,368	0.02	12.645	662	95.00
Fixed - 10 Year	3	89,293	0.02	11.822	644	98.67
Fixed - 15 Year	17	338,344	0.07	12.177	630	97.73
Fixed - 20 Year	1	124,412	0.03	10.980	670	100.00
Fixed - 30 Year	537	60,238,852	12.60	9.979	657	93.13
Balloon - 30/40	30	15,328,134	3.21	7.388	664	80.23
ARM - 2 Year/6 Month	493	140,038,016	29.30	8.536	621	81.15
ARM - 2 Year/6 Month IO	198	81,124,228	16.97	7.704	654	81.57
ARM - 2 Year/6 Month 30/40 Balloon	445	175,535,434	36.73	8.226	644	82.82
ARM - 3 Year/6 Month	3	1,012,039	0.21	9.540	561	68.74
ARM - 3 Year/6 Month IO	3	1,548,120	0.32	7.070	669	83.02
ARM - 3 Year/6 Month 30/40 Balloon	4	2,183,409	0.46	8.069	663	81.73
ARM - 5 Year/6 Month	1	318,633	0.07	8.650	644	80.00
Total:	1,739	477,964,284	100.00	8.426	641	83.32

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,538	395,291,935	82.70	8.580	639	83.68
60	201	82,672,348	17.30	7.693	654	81.59
Total:	1,739	477,964,284	100.00	8.426	641	83.32

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	4	2,183,092	0.46	5.990	692	72.83
6.000 - 6.499	23	10,484,558	2.19	6.273	670	76.13
6.500 - 6.999	68	30,430,334	6.37	6.756	682	80.17
7.000 - 7.499	118	50,360,840	10.54	7.270	648	80.98
7.500 - 7.999	274	105,108,800	21.99	7.747	651	82.11
8.000 - 8.499	229	79,646,383	16.66	8.259	644	81.60
8.500 - 8.999	265	90,227,313	18.88	8.727	626	82.34
9.000 - 9.499	114	36,793,954	7.70	9.211	622	83.77
9.500 - 9.999	132	24,543,961	5.14	9.722	618	87.27
10.000 - 10.499	63	9,932,571	2.08	10.187	598	85.23
10.500 - 10.999	152	14,846,524	3.11	10.800	655	95.21
11.000 - 11.499	111	9,508,596	1.99	11.234	655	98.80
11.500 - 11.999	57	4,361,840	0.91	11.767	606	95.30
12.000 - 12.499	39	3,025,740	0.63	12.212	612	99.91
12.500 - 12.999	79	5,837,098	1.22	12.727	622	99.63
13.000 - 13.499	6	388,925	0.08	13.210	627	99.02
13.500 - 13.999	5	283,754	0.06	13.595	592	99.53
Total:	1,739	477,964,284	100.00	8.426	641	83.32

Original Combined Loan-to-Value Ratio
Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	7	1,403,033	0.29	9.417	578	46.91
50.01 - 55.00	6	1,414,439	0.30	7.957	616	52.57
55.01 - 60.00	10	4,074,667	0.85	8.531	585	57.66
60.01 - 65.00	14	4,483,128	0.94	7.531	621	63.72
65.01 - 70.00	12	3,285,208	0.69	9.333	549	68.71
70.01 - 75.00	25	10,541,619	2.21	7.998	610	73.58
75.01 - 80.00	881	296,036,338	61.94	8.067	650	79.97
80.01 - 85.00	67	28,501,849	5.96	8.010	610	84.62
85.01 - 90.00	156	66,567,526	13.93	8.398	624	89.83
90.01 - 95.00	57	13,351,495	2.79	8.731	637	94.81
95.01 - 100.00	504	48,304,982	10.11	10.919	655	99.98
Total:	1,739	477,964,284	100.00	8.426	641	83.32

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	26	7,503,767	1.57	9.710	513	72.42
525 - 549	47	15,347,115	3.21	9.146	536	77.87
550 - 574	50	19,657,950	4.11	8.801	563	83.71
575 - 599	170	45,273,883	9.47	8.575	588	83.26
600 - 624	329	80,035,922	16.75	8.474	612	84.19
625 - 649	414	108,664,915	22.73	8.581	637	84.10
650 - 674	290	83,634,900	17.50	8.260	661	83.41
675 - 699	222	58,444,191	12.23	8.230	687	84.12
700 - 724	115	32,260,304	6.75	8.194	711	83.77
725 - 749	48	17,049,913	3.57	7.483	736	80.90
750 - 774	23	7,365,142	1.54	7.679	760	81.18
775 - 799	3	1,790,004	0.37	7.415	780	80.00
800 - 824	2	936,279	0.20	9.292	806	83.99
Total:	1,739	477,964,284	100.00	8.426	641	83.32

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	516	178,080,841	37.26	8.187	648	83.08
Florida	355	72,798,188	15.23	8.696	627	82.64
New York	207	62,909,274	13.16	8.482	656	83.97
New Jersey	91	28,064,621	5.87	8.543	640	84.45
Maryland	86	24,312,752	5.09	8.445	653	82.83
Virginia	50	15,832,480	3.31	8.567	627	82.83
Illinois	33	9,708,022	2.03	9.022	629	81.67
Georgia	46	8,885,136	1.86	8.636	628	87.52
Massachusetts	31	8,826,529	1.85	8.369	636	84.68
Texas	61	8,474,983	1.77	8.838	639	82.75
Connecticut	25	8,061,416	1.69	8.430	639	82.71
Nevada	29	6,669,646	1.40	8.740	608	84.12
Hawaii	12	6,261,498	1.31	7.929	618	82.76
Washington	21	4,425,775	0.93	8.571	605	82.62
Minnesota	14	3,763,451	0.79	8.058	622	83.82
Colorado	12	3,586,297	0.75	8.361	679	83.95
Michigan	24	3,034,323	0.63	8.629	637	82.21
Ohio	16	2,247,099	0.47	9.063	617	90.34
North Carolina	9	2,153,946	0.45	8.068	627	77.08
Arizona	12	2,107,601	0.44	8.419	647	82.64
District of Columbia	7	2,096,727	0.44	7.798	674	86.28
Pennsylvania	17	2,089,597	0.44	9.086	642	85.37
New Mexico	6	2,008,492	0.42	8.666	619	80.68
Oregon	6	1,940,853	0.41	7.923	604	83.78
Missouri	9	1,330,256	0.28	8.492	676	80.45
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (Continued)
	Number of		% of Aggregate		W.A.	W.A.
Initial Mortgage		Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Wisconsin	7	1,308,924	0.27	8.934	621	86.36
Rhode Island	3	1,106,781	0.23	8.906	643	90.23
Tennessee	8	1,030,750	0.22	8.928	619	81.03
South Carolina	4	995,297	0.21	9.520	630	78.12
Delaware	3	915,875	0.19	8.969	630	90.73
Utah	4	677,153	0.14	8.420	635	81.21
West Virginia	4	493,769	0.10	8.967	672	84.00
Montana	1	453,878	0.09	7.990	690	89.98
Oklahoma	1	383,069	0.08	8.550	674	80.00
New Hampshire	1	264,695	0.06	10.000	567	95.00
Wyoming	2	206,308	0.04	8.312	606	84.01
Indiana	3	196,894	0.04	8.984	637	86.34
Maine	1	116,606	0.02	7.800	582	75.00
Iowa	1	74,259	0.02	7.750	569	60.00
Arkansas	1	70,222	0.01	10.900	594	95.00
Total:	1,739	477,964,284	100.00	8.426	641	83.32

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	1,694	467,796,171	97.87	8.420	641	83.27
Investment	41	8,755,171	1.83	8.757	647	84.99
Second Home	4	1,412,942	0.30	8.403	617	88.98
Total:	1,739	477,964,284	100.00	8.426	641	83.32

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	912	246,489,897	51.57	8.809	654	82.75
Full Documentation	820	227,284,095	47.55	8.000	629	83.72
Easy Documentation	7	4,190,291	0.88	9.071	608	95.09
Total:	1,739	477,964,284	100.00	8.426	641	83.32

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	1,438	354,519,943	74.17	8.483	650	83.73
Refinance - Cashout	294	120,404,932	25.19	8.276	616	82.01
Refinance - Rate Term	7	3,039,409	0.64	7.790	660	87.45
Total:	1,739	477,964,284	100.00	8.426	641	83.32

DESCRIPTION OF THE GROUP II COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	1,407	386,949,595	80.96	8.396	640	83.19
2-4 Family	190	61,418,410	12.85	8.450	655	84.07
Condo	142	29,596,279	6.19	8.768	637	83.46
Total:	1,739	477,964,284	100.00	8.426	641	83.32

Rate Adjustment*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
September 2007	1	383,973	0.10	6.990	741	80.00
February 2008	1	293,009	0.07	8.750	589	80.00
March 2008	9	2,690,205	0.67	8.465	635	74.42
April 2008	82	28,318,836	7.05	8.403	632	82.56
May 2008	49	18,436,124	4.59	7.889	647	81.68
June 2008	649	234,870,408	58.46	8.221	639	82.02
July 2008	345	111,705,124	27.80	8.255	637	81.99
June 2009	8	3,980,925	0.99	8.209	628	78.09
July 2009	2	762,643	0.19	7.265	721	86.13
July 2011	1	318,633	0.08	8.650	644	80.00
Total:	1,147	401,759,879	100.00	8.227	638	81.94

*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	1	214,933	0.05	10.350	509	80.00
3.500 - 3.999	6	2,853,397	0.71	6.101	659	80.86
4.000 - 4.499	25	12,071,767	3.00	6.515	668	80.55
4.500 - 4.999	69	26,969,197	6.71	6.994	662	80.66
5.000 - 5.499	169	67,646,338	16.84	7.485	650	81.49
5.500 - 5.999	240	89,083,053	22.17	7.964	650	81.97
6.000 - 6.499	272	96,070,318	23.91	8.460	633	81.66
6.500 - 6.999	365	106,850,875	26.60	9.265	616	82.98
Total:	1,147	401,759,879	100.00	8.227	638	81.94
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.500 - 11.999	1	515,685	0.13	5.990	668	84.75
12.000 - 12.499	15	6,306,183	1.57	6.272	664	81.00
12.500 - 12.999	51	21,931,862	5.46	6.763	680	80.30
13.000 - 13.499	103	43,388,864	10.80	7.280	649	81.13
13.500 - 13.999	259	97,382,779	24.24	7.750	649	82.00
14.000 - 14.499	226	79,073,835	19.68	8.260	644	81.58
14.500 - 14.999	257	87,309,944	21.73	8.729	627	82.29
15.000 - 15.499	112	36,577,579	9.10	9.210	622	83.70
15.500 - 15.999	70	18,736,820	4.66	9.691	601	83.97
16.000 - 16.499	25	6,443,757	1.60	10.183	568	78.76
16.500 - 16.999	21	2,938,142	0.73	10.670	567	79.77
17.000 - 17.499	5	596,232	0.15	11.185	539	83.46
17.500 - 17.999	2	558,196	0.14	11.667	507	68.88
Total:	1,147	401,759,879	100.00	8.227	638	81.94
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	1	515,685	0.13	5.990	668	84.75
6.000 - 6.499	15	6,306,183	1.57	6.272	664	81.00
6.500 - 6.999	51	21,931,862	5.46	6.763	680	80.30
7.000 - 7.499	103	43,388,864	10.80	7.280	649	81.13
7.500 - 7.999	259	97,382,779	24.24	7.750	649	82.00
8.000 - 8.499	226	79,073,835	19.68	8.260	644	81.58
8.500 - 8.999	257	87,309,944	21.73	8.729	627	82.29
9.000 - 9.499	112	36,577,579	9.10	9.210	622	83.70
9.500 - 9.999	70	18,736,820	4.66	9.691	601	83.97
10.000 - 10.499	25	6,443,757	1.60	10.183	568	78.76
10.500 - 10.999	21	2,938,142	0.73	10.670	567	79.77
11.000 - 11.499	5	596,232	0.15	11.185	539	83.46
11.500 - 11.999	2	558,196	0.14	11.667	507	68.88
Total:	1,147	401,759,879	100.00	8.227	638	81.94
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000	183	66,189,475	16.47	8.193	643	81.84
3.000	964	335,570,404	83.53	8.234	637	81.97
Total:	1,147	401,759,879	100.00	8.227	638	81.94
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500	1,147	401,759,879	100.00	8.227	638	81.94
Total:	1,147	401,759,879	100.00	8.227	638	81.94
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	1,147	401,759,879	100.00	8.227	638	81.94
Total:	1,147	401,759,879	100.00	8.227	638	81.94
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	566	162,974,867	34.10	8.621	646	83.53
12	134	43,331,505	9.07	8.654	649	84.97
24	828	216,060,444	45.20	8.351	637	82.87
36	211	55,597,467	11.63	7.967	640	83.19
Total:	1,739	477,964,284	100.00	8.426	641	83.32

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Kathie Peng	212-250-7259

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Reta Chandra	212-250-2729